EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69378) of Exxon Mobil Corporation of our report dated June 11, 2007, relating to the financial statements and supplemental schedule of the ExxonMobil Fuels Marketing Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Houston, Texas

June 11, 2007